Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F–4 of our reports dated November 29, 2007, relating to the financial statements of Royal Bank of Canada, and the effectiveness of Royal Bank of Canada’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2007 (which reports (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to our consideration of internal control over financial reporting and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

December 3, 2007